EXHIBIT 99.1


                          AGOURON PHARMACEUTICALS, INC.
                         1998 EMPLOYEE STOCK OPTION PLAN
              (Adopted by the Board of Directors February 12, 1998)
               (Amended by the Board of Directors August 6, 1998)




1.       PURPOSE.

         This 1998 Employee Stock Option Plan is intended to encourage stock ownership in Agouron Pharmaceuticals, Inc. by non-officer employees of the Company and its Affiliates in order to promote their interest in the success of the Company and to encourage their continued affiliation. All options granted under this 1998 Employee Stock Option Plan shall be Non-Statutory Stock Options.

2.       DEFINITIONS.

         As used herein, the following definitions shall apply:

         "Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

         "Affiliate"   shall   mean  any   corporation   defined  as  a  "parent
corporation" or a "subsidiary corporation" by Code Section 424(e) and (f), respectively.

         "Agreement" shall mean a 1998 Employee Non-Statutory Stock Option Agreement, embodying the terms of the agreement between the Company and the Optionee with respect to Optionee's Option.

         "Board" shall mean the Board of Directors of the Company.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         "Company" shall mean Agouron Pharmaceuticals, Inc., a California corporation.

         "Disability" or "Disabled" shall mean the condition of being "disabled" within the meaning of Section 422(c)(6) of the Code or any successor provision.

         "Director" shall mean an individual member of the Board.

         "Employee" shall mean any employee of the Company or its Affiliates who is not an officer of the Company or its Affiliates on the date of grant.

         "ERISA" shall mean the Employee Retirement Income Security Act or the rules thereunder, as amended from time to time.
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         "Fair  Market  Value" of Stock on a given date shall mean an amount per share as determined by the Board (or its delegates) by applying any reasonable valuation method determined without regard to any restriction, other than a restriction that, by its terms, will never lapse. Notwithstanding the preceding, if the Stock is traded upon an established stock exchange, then the "Fair Market Value" of Stock on a given date per share shall be deemed to be the average of the highest and lowest selling price per share of the Stock on the principal stock exchange on which the Stock is then trading or, if there was no trading of the Stock on that day, on the next preceding day on which there was such trading; if the Stock is not traded upon an established stock exchange but is quoted on a quotation system, the "Fair Market Value" of Stock on a given date shall be deemed to be the mean between the closing representative "bid" and "ask" prices per share of the Stock on such date as reported by such quotation system or, if there was no trading of the Stock on that day, on the next preceding day on which there was such trading.

         "Non-Statutory Stock Option" shall mean a stock option granted pursuant to the Plan which is not an incentive stock option under Section 422 of the Code or any successor provision.

         "Option" shall refer to a Non-Statutory Stock Option, as the context shall indicate.

         "Optionee" shall mean the recipient of a Non-Statutory Stock Option.

         "Option Price" shall mean the price per share of Stock to be paid by the Optionee upon exercise of the Option.

         "Option Stock" shall mean the total number of shares of Stock the Optionee shall be entitled to purchase pursuant to the Agreement.

         "Plan" shall mean this Agouron Pharmaceuticals, Inc. 1998 Employee Stock Option Plan, as amended from time to time.

         "Reporting Person" shall mean an Optionee who is required to file statements relating to his or her beneficial ownership of Stock with the SEC pursuant to Section 16(a) of the Act.

         "SEC" shall mean the Securities and Exchange Commission.

         "Stock" shall mean the no par Common Stock of the Company.

3.       ADMINISTRATION.

         The Plan shall be administered by the Board; provided, however, that the Board may delegate all or any part of its authority to administer the Plan in its entirety or, with respect to any group or groups of persons eligible to receive Options hereunder, to such persons or committee as the Board shall in its sole discretion determine. The Board and its delegates may adopt, amend and rescind such rules and regulations for carrying out the Plan and implementing agreements and take such act as it deems proper. The interpretation, construction and application by the Board (or any individuals who are delegated authority by the Board to administer the Plan) or any of the provisions of the Plan or any Option granted thereunder shall be final and binding on the Company, all Optionees, their legal representatives, and any person who may acquire an Option directly from an Optionee by permitted transfer, bequest or inheritance. Whether or not the Board has delegated administrative authority, the Board shall have the final power to determine all questions of policy or expediency that may arise in administration of the Plan.

4.       ELIGIBILITY.

         Only Employees of the Company or its Affiliates are eligible to receive Non-Statutory Stock Options under the Plan.

         No person shall be eligible to receive an Option for a larger number of shares than is recommended for him or her by the Board (or its delegates). Any Optionee may hold more than one Option, but only on the terms and conditions and subject to the restrictions set forth herein.

5.       STOCK SUBJECT TO THE PLAN.

         Options granted under the Plan shall be for shares of the Company's authorized but unissued or re-acquired Stock. The aggregate number of shares of Stock that may be subject to Options pursuant to the Plan shall not exceed one million (1,500,000) shares. The number of shares available shall be adjusted as provided in Paragraph 6(j) below. Stock issued under other stock option plans of the Company shall not be counted against the maximum number of shares that can be issued under the Plan.

         In the event that any outstanding Option expires or is terminated for any reason, the shares of Stock allocable to the unexercised portion of such Option may again be subject to an Option under the Plan.

         If an Optionee pays all or part of any Option Price with shares of Stock, the number of shares deemed to be issued to the Optionee (and counted against the maximum number of shares that can be issued under the Plan) shall be the number of shares transferred to the Optionee by the Company, less the number of shares transferred by the Optionee to the Company as payment. Stock issued on the exercise of an Option that is forfeited in accordance with the conditions contained in the grant by the Optionee after issuance shall be deemed to have never been issued under the Plan and, accordingly, shall not be counted against the maximum number of shares that can be issued under the Plan.

6.       TERMS AND CONDITIONS OF OPTIONS.

         The Board (or its delegates) shall authorize the granting of all Options under the Plan with such Options to be evidenced by Non-Statutory Stock Option Agreements. Each Agreement shall be in such form as the Board may approve from time to time. Each Agreement shall comply with and be subject to the following terms and conditions:

         (A) NUMBER OF SHARES. Each particular Option Agreement shall state the number of shares to which the Option pertains.

         (B) OPTION PRICE. Each particular Option Agreement shall state the Option Price as determined by the Board (or its delegates).

         (C) CERTIFICATE LEGENDS. Certificates for shares of Stock issued and delivered to Employees who are Reporting Persons on the date of exercise may be legended, as the Board deems appropriate.

         (D) MEDIUM AND TIME OF PAYMENT. The aggregate Option Price shall be payable upon the exercise of the Option and shall be paid in any combination of:

                  (I)      United States cash currency;

                  (II) a cashier's or certified check to the order of the Company;

                  (III)    a personal check acceptable to the Company;

                  (IV) to the extent permitted by the Board, shares of Stock of the Company (including previously owned Stock or Stock issuable in connection with the Option exercise), properly endorsed to the Company, whose Fair Market Value on the date of exercise equals the aggregate Option Price of the Option being exercised; or

                  (V) to the extent permitted by the Board, the Optionee's entering into an agreement with the Company, whereby a portion of the Optionee's Options are terminated and where the "built-in gain" on any Options that are terminated as part of such agreement equals the aggregate Option Price of the Option being exercised. "Built-in gain" means the excess of the aggregate Fair Market Value of any Stock otherwise issuable on exercise of a terminated Option, over the aggregate Option Price otherwise due the Company on such exercise.

         The Board (or its delegates) may permit deemed or constructive transfer of shares in lieu of actual transfer and physical delivery of certificates. Except to the extent prohibited by applicable law, the Board (or its delegates) may take any necessary or appropriate steps in order to facilitate the payment of any such Option Price. Without limiting the foregoing, the Board (or its delegates) may cause the Company to loan the Option Price to the Optionee or to guarantee that any Stock to be issued will be delivered to a broker or lender in order to allow the Optionee to borrow the Option Price. The Board (or its delegates), in its sole and exclusive discretion, may require satisfaction of any rules or conditions in connection with payment of the Option Price at any particular time, in any particular form, or with the Company's assistance. If Stock used to pay any Option Price is subject to any prior restrictions imposed in connection with any plan of the Company (including this Plan), an equal number of the shares of Stock acquired on exercise shall be made subject to such prior restrictions in addition to any further restrictions imposed on such Stock by the terms of the Optionee's Agreement or by the Plan.

         (E) DURATION OF OPTIONS. Each particular Option Agreement shall state the term of the Option. Non-Statutory Stock Options shall expire and not be exercisable after the date set by the Board (or its delegates) in the particular Option Agreement, or on any later date subsequently approved by the Board (or its delegates).

         (F)      EXERCISE OF OPTIONS.

                  (I) Each particular Option Agreement shall state when the Optionee's right to purchase Stock pursuant to the terms of an Option is exercisable in whole or in part. Subject to the earlier termination of the right to exercise the Options as provided under this Plan, Options shall be exercisable in whole or in part as the Board (or its delegates), in its sole and exclusive discretion, may provide in the particular Option Agreement, as amended. The Board (or its delegates) may at any time increase the percentage an Option is otherwise exercisable under the terms of a particular Option Agreement. The Board (or its delegates), in its sole and exclusive discretion, may permit the issuance of Stock underlying an Option prior to the date the Option is otherwise exercisable, provided such Stock is subject to repurchase rights that expire pro rata as the Option would otherwise have become exercisable.

                  (II) If the Optionee does not exercise in any one (1) year period the full number of shares to which he or she is then entitled to exercise, the Optionee may exercise those shares in any subsequent year during the term of the Option.

         (G) TRANSFER OF OPTIONS. An attempted non-permitted transfer of an Option shall be void.

         (H) DEATH OF OPTIONEE. If the Optionee dies while in the employ of the Company or its Affiliates or within a period of three (3) months after termination of such employment and before he or she has fully exercised an Option, the Option may be exercised, regardless of the expiration date stated in the particular Option Agreement (to the extent that the Option was exercisable on the date of death and had not previously been exercised), for one (1) year after the date of the Optionee's death. Such exercise may be made by a personal representative of the Optionee or by any person or persons who shall have acquired the Option directly from the Optionee by bequest or inheritance.

         (I) TERMINATION OF EMPLOYMENT OTHER THAN DEATH. Subject to the provisions of Paragraph 6(h) above, in the event that an Optionee shall cease to be employed by the Company or its Affiliates prior to an Option's expiration date, the exercise of such Option shall be subject to such limitations on the periods of time during which the Option may be exercised as may be specified in the particular Option Agreement, as amended, between the Optionee and the Company. Notwithstanding the foregoing (and subject to the provisions of Paragraph 6(h) above), an Optionee who is Disabled on the date of termination of employment may exercise his or her Option, to the extent that the Option was exercisable on the date of such termination and had not previously been exercised, for one (1) year from the date of such termination;
         provided, however, that an Option may not be exercised after the expiration date set forth in the particular Option Agreement, as amended. Whether an authorized leave of absence or absence for military or governmental service shall constitute termination of employment for purposes of the Plan shall be determined by the Board (or its delegates) in its sole and exclusive discretion. No provision of the Plan shall be construed so as to grant any individual the right to remain in the employ of the Company or its Affiliates for any period of specific duration.

         (J)      RECAPITALIZATION/CORPORATE TRANSACTIONS.

                  (I) The number of shares issuable under the Plan and the number and amount of the Option Stock and the Option Price of outstanding Options shall be proportionately adjusted for any increase or decrease in the number of issued shares of Stock resulting from a subdivision or consolidation of shares, or for the payment of a stock dividend, or any other increase or decrease in the number of such shares affected without receipt of consideration by the Company in order to preclude the dilution or enlargement of benefits under the Plan.

                  (II) The Board, in its sole and exclusive discretion, may make such equitable adjustments to the Plan and outstanding Options as it deems appropriate in order to preclude the dilution or enlargement of benefits under the Plan upon exchange of all of the outstanding stock of the Company for a different class or series of capital stock or the separation of assets of the Company, including a spin-off or other distribution of stock or property by the Company.

                  (III) If the Company shall be the surviving corporation in any merger or consolidation, each outstanding Option shall pertain to and apply to the securities to which a holder of the number of shares of Option Stock would have been entitled. A dissolution or liquidation of the Company, a merger (other than a merger the principal purpose of which is to change the state of the Company's incorporation) or consolidation in which the Company is not the surviving corporation, a reverse merger in which the Company is the surviving corporation but the Company's Common Stock outstanding immediately preceding the merger is converted by virtue of the merger into other property, or other capital reorganization in which more than fifty percent (50%) of the Company's Common Stock is exchanged shall cause each outstanding Option to terminate; provided, however, that immediately prior to the occurrence of such event, each Optionee shall have the right to exercise his or her Option in whole or in part, unless the Option in connection with such event is either to be assumed by the successor corporation or parent thereof, or to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation or parent thereof, or the Option is to be replaced by a comparable cash incentive program of the successor corporation based on the value of the Option on the date of such event. Notwithstanding the preceding, if, within one (1) year from the date of such event, an Employee's employment is involuntarily terminated, then the Employee's outstanding Options, if any, shall become immediately exercisable as of the date of termination of employment.

                  (IV) All adjustments required by the preceding paragraphs shall be made by the Board, whose determination in that respect shall be final, binding and conclusive.

                  (V) Except as expressly provided in this Paragraph 6(j), an Optionee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, or the payment of any stock dividend, or any other increase in the number of shares of stock of any class by reason of any dissolution, liquidation, merger, consolidation, reorganization, or separation of assets, and any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or amount of the Option Stock or the Option Price of outstanding Options.

                  (VI) The grant or existence of an Option shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes in its capital or business structure, or to merge, consolidate, dissolve, liquidate or sell, or transfer all or any part of its business or assets.

         (K) RIGHTS AS A SHAREHOLDER. An Optionee shall not have rights as a shareholder with respect to any shares covered by an Option until the Option is exercised and Optionee has become a record holder of the shares underlying the Option. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date of issuance of such stock certificate, except as provided in Paragraph 6(j) above.

         (L) MODIFICATION, EXTENSION AND RENEWAL OF OPTIONS. Subject to the terms and conditions of the Plan, the Board (or its delegates) may modify (including lowering the Option Price), extend or renew outstanding Options granted under the Plan, or accept the surrender of outstanding Options under the Plan and/or other stock option plans of the Company (to the extent not previously exercised) and authorize the granting of new Options in substitution therefor. Notwithstanding the foregoing, no modification of an Option shall, without the consent of the Optionee or as otherwise provided for in the Plan, adversely affect any rights or obligations under any Option previously granted under the Plan.

         (M) INVESTMENT PURPOSE. Each Option under the Plan shall be granted on the condition that the purchase of Stock thereunder shall be for investment purposes for the Optionee's own account and not with a view to resale or distribution. In the event the Stock subject to such Option is registered under the Securities Act of 1933, as amended, or in the event a resale of such Stock without such registration would otherwise be permissible, such condition shall be inoperative if, in the opinion of counsel for the Company, such condition is not required under the Securities Act of 1933, or any other applicable law, regulation or rule of any governmental agency.

         (N) TRANSFER AND EXERCISE OF OPTIONS. The Board may adopt, amend and rescind such rules and regulations as the Board (or its delegates) may deem appropriate concerning the transferability or assignability of a particular Option by Optionee otherwise than by will or the laws of descent and distribution.

         (O) OTHER PROVISIONS. Each Option Agreement may contain such other provisions, including without limitation, restrictions upon the exercise or transferability of the Option, as the Board (or its delegates) may deem advisable.

         (P) WITHHOLDING TAXES. When the Company becomes required to collect federal and state income and employment taxes in connection with the exercise of an Option ("withholding taxes"), the Optionee shall promptly pay to the Company the amount of such taxes in cash, unless the Board (or its delegates) permits or requires payment in another form. Subject to such conditions as it may require, the Board, in its sole discretion, may allow an Optionee to reimburse the Company for payment of withholding taxes with shares of Stock.

7.       TERM OF PLAN.

         Options may be granted pursuant to the Plan from time to time within a period of ten (10) years from the date the Plan is adopted by the Board.

8.       AMENDMENT OF PLAN.

         With respect to any shares at the time not subject to Options, the Board may from time to time, insofar as permitted by law, suspend or discontinue the Plan or revise or amend the Plan in any respect whatsoever. The Board may amend the Plan from time to time to the extent necessary to comply with any applicable law, rule or other regulatory requirement.

9.       APPLICATION OF FUNDS.

         The proceeds received by the Company from the sale of Stock pursuant to the exercise of an Option will be used for general corporate purposes.

10.      NO OBLIGATION TO EXERCISE OPTION.

         The granting of an Option shall impose no obligation upon the Optionee to exercise such Option.

11.      INDEMNIFICATION.

         In addition to such other rights of indemnification as they may have as Directors, Employees or agents of the Company, the Directors (or any individuals who are delegated authority by the Board to administer the Plan) shall be indemnified by the Company against: (i) their reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted thereunder; and (ii) against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company), or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in actions to matters as to which it shall be adjudged in such action, suit or proceeding that such Director or individual is liable for negligence or misconduct in the performance of his duties; this indemnification is expressly conditioned upon the indemnified party, within ninety (90) days after institution of any such action, suit or proceeding, offering the Company in writing the opportunity, at its own expense, to handle and defend the same.

         Adopted by the Board of Directors on February 12, 1998, amended August 6, 1998.

AGOURON PHARMACEUTICALS, INC.



BY:
         PETER JOHNSON, PRESIDENT & CEO